                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                             ARCO TECHNOLOGY, INC.

                         CERTIFICATE OF INCORPORATION

                                      OF

                             ARCO TECHNOLOGY, INC.

                                 ------O------

        1.  The name of the corporation is

                             ARCO TECHNOLOGY, INC.

        2. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3. The nature of the business or purposes to be conducted or promoted is:

        To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        4. The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) and the par value of each of such shares is Ten Dollars ($10.00) amounting in the aggregate to Ten Thousand Dollars ($10,000.00).

        5.  The name and mailing address of each incorporator is as follows:

               NAME                               MAILING ADDRESS
-----------------------------------   --------------------------------------
          F. J. Obara, Jr.                    100 West Tenth Street
                                            Wilmington, Delaware  19801
          S. S. Simpson                  100 West Tenth Street
                                            Wilmington, Delaware  19801
           G. J. Coyle                   100 West Tenth Street
                                            Wilmington, Delaware  19801

        6.   The corporation is to have perpetual existence.

        7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

        8. Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the By-Laws of the corporation. Elections of directors need not be by written ballot unless the By-laws of the corporation shall so provide.

        9. The corporation reserves the right to amend, alter, change, or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

        WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 14th day of March, 1997.


                                               /s/ F. J. OBARA, JR.
                                            ---------------------------------
                                            F. J. Obara, Jr.

                                               /s/ S. S. SIMPSON
                                            ---------------------------------
                                            S. S. Simpson

                                               /s/ G. J. COYLE
                                            ---------------------------------
                                            G. J. Coyle

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


          ARCO Technology, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          FIRST: That the Board of Directors of said corporation, by unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

          RESOLVED, that the Certificate of Incorporation of ARCO Technology, Inc. be amended by changing the first Article thereof so that, as amended, said Article shall be and read as follows:

          "1.  The name of the corporation is ARCO Chemical Technology, Inc."

          SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said ARCO Technology, Inc. has caused this certificate to be signed by Harold A. Sorgenti, its President, and attested by Harry W. Gill, Jr., its Secretary this 25th day of February, 1988.

                              ARCO TECHNOLOGY, INC.
ATTEST:

By   /s/ HARRY W. GILL, JR.      /s/ HAROLD A. SORGENTI
  -------------------------   -------------------------------
  Harry W. Gill, Jr.          Harold A. Sorgenti
  Secretary                   President


2/24/88

                                       2